Exhibit 10.16

This is a translation of the original text in Chinese

Exclusive Technology Support and Services Agreement

This EXCLUSIVE TECHNOLOGY SUPPORT AND SERVICES AGREEMENT (this “Agreement”), dated September 16, 2005, is made in Shenzhen by and between:

Party A: Giganology (Shenzhen) Ltd.

And

Party B: Shenzhen Xunlei Networking Technologies Co., Ltd.

(Collectively, the “Parties”)

WHEREAS

Party A is a duly registered and established wholly foreign owned enterprise, owning strong technical development and support capability, and with extensive experience in technical support and services; and

Party B needs technical support and services from a specialized technical company in the course of business operation.

NOW, THEREFORE, the Parties agree and intend to be bound as follows  through friendly negotiations and in accordance with the principles of equality and mutual benefit:

ARTICLE 1         TECHNICAL SUPPORT AND SERVICES

1.1          Party A agrees to provide to Party B, and Party B agrees to accept from Party A, technical support and services subject to the terms and conditions herein. Details of technical support and services include:

(1)           to conduct related technical research and development according to Party B’s business needs;

(2)           to be responsible for daily maintaining, monitoring, testing, and trouble shooting of Party B’s computer network equipment;

(3)           to provide advices and solutions to the technical queries with respect to Party B’s network equipment, technology products and software; and

(4)           to provide Party B with other related technical support and services as contemplated under this Agreement.

1.2          Party B shall provide active cooperation with Party A in performing the above mentioned responsibilities, including without limitation by providing related data, technical requirements and descriptions, as necessary.

1.3          The term of this Agreement is twenty (20) years, commencing from the effective date hereof. The Parties agree that Party A may elect to extend the term for another ten (10) years by providing a written notice before this Agreement expires. Party A may elect to make such extension for unlimited times.

1.4          Party A is the exclusive provider to Party B of the technical support and services set forth herein. Party B shall not accept any technical support or services provided by any third party without prior written consent from Party A.

1.5          Party A is solely and exclusively entitled to the rights and benefits with respect to any rights, titles, interests, and intellectual property rights developed by Party A or Party B that may arise from its performance of this Agreement, including without limitation to any copyrights, patents, expertise and business secrets. The Parties agree that this Article 1.5 shall survive the change, cancellation and termination of this Agreement, if any.

2.             SERVICE FEE

2.1          The Parties agree that Party B shall pay service fee to Party A as consideration of the technical support and services provided by Party A under Article 1.1 hereof, the amount and payment method of which fee are set forth in the schedule hereto. Such schedule may be changed subject to the Parties’ negotiations and the actual performance of this Agreement.

3.             CONFIDENTIALITY

3.1          For purpose of this Agreement, “confidential information” shall include without limitation all or any part of the following information: any technical information, materials, plans, drawings, data, parameters, standards, software, computer programs, and network design materials provided by one Party to the other Party in connection with any technical development, design, research, production, manufacture and maintenance; any contracts, agreements, memorandums, exhibits, drafts or minutes signed by the Parties for purpose of this Agreement (including this Agreement); and any notices served by one Party to the other Party for purpose hereof which is not identified as public information upon its presentation. Once this Agreement is terminated, Party A shall return to Party B upon B’s request or destroy any file, material or software bearing the confidential information, and delete such confidential information from any related storage device, and shall cease using such confidential information.

3.2          Without prior written consent from the other Party, neither Party may disclose any confidential information to any third party.

3.3          Each of the Parties shall take necessary measures to provide any confidential information to its awareness or knowledge to its employees, agents or consultants on as-need basis, and shall cause such employees, agents or consultants to strictly comply with this term and not to disclose any confidential information to any third party. Each Party undertakes not to disclose any confidential information received from the other Party to any of its other employees.

3.4          Neither Party will be deemed to have disclosed any confidential information if:

3.4.1       the confidential information so disclosed has become available to the public before  such disclosure (unless such disclosure is made in breach of this term);

3.4.2       it is made with prior written consent of the other Party; and

3.4.3       it is required by governmental agencies, laws or decrees, provided that any requirement from any government agency for disclosure of any confidential information shall be declined unless it is formally issued in writing.

3.5          If either Party is in breach of this Agreement, it shall be held liable for any loss incurred by the non-breaching Party.

4.             LIABILITY FOR BREACH

4.1          If either Party is in breach of this Agreement, it shall be held liable for any loss incurred by the non-breaching Party.

4.2          Breach of this Agreement may not be waived unless by the non-breaching Party in writing. Any failure or delay to exercise any of its rights or remedies under this Agreement by either Party will not operate as its waiver of such right or remedy. Partial exercise of any right or remedy by either Party shall not impair its exercise of any other rights or remedies.

4.3          This Article 4 will survive the termination or cancellation of this Agreement.

5.             FORCE MAJEURE

5.1          In this Agreement, force majeure means wars, fires, earthquakes, floods, storms, blizzards and other nature disasters, and any other events which are unforeseeable as of the date of this Agreement, and the occurrence of which is irresistible and unavoidable.

5.2          Neither Party will be held liable for failure or delay to perform any or all of its obligations hereunder due to the impact of force majeure, provided that the affected Party shall resume performance of its obligations upon elimination of the impact of the force majeure. In the event that the impact of the force majeure has made it impossible or unnecessary to perform this Agreement, the Parties shall seek for solutions through friendly negotiations.

6.             CHANGE, RESCISSION AND TERMINATION OF AGREEMENT

6.1          This Agreement may be changed by the Parties through negotiations, or due to force majeure, or as required by laws or regulations, or under any other circumstances provided herein.

6.2          No change to this Agreement will bind upon the Parties unless it is made in writing with signature of the Parties.

6.3          If either Party fails to perform this Agreement within the period of time provided hereunder and further fails to do so within the thirty (30)-day grace period granted by the other Party, the other Party shall be entitled to rescind this Agreement by giving a notice to the breaching Party. The notice of rescission shall become effective on the day of being given. During the term hereof, Party B has the right to terminate this Agreement by giving a thirty (30)-day written notice to Party B at anytime.

6.4          During the term hereof, if either Party A or Party B files an application in any form for bankruptcy, or enters into any proceeding of liquidation, or is prohibited by competent authorities from operating business, or loses the legal person capacity or any other capacity as a legal entity, then the other Party shall have the right to rescind this Agreement. The notice of rescission shall become effective on the day of being given.

6.5          The change or rescission of this Agreement shall not impair the right of the Parties to claim damages. Where either Party suffers from the losses caused by change or rescission of this Agreement, the responsible Party shall indemnify the affected Party unless the liability of indemnification is discharged pursuant to law. In the event that this Agreement is terminated due to the reasons attributable to Party A, Party B shall be entitled to be indemnified the damages so caused by the termination of this Agreement and to obtain the compensation for the services it provides as of the termination hereof.

7.             GOVERNING LAW AND DISPUTE RESOLUTION

7.1          The execution, validity, interpretation, performance, change and termination of this Agreement, and resolution of disputes shall be governed by laws of the People’s Republic of China.

7.2          Any dispute arising from the performance of this Agreement or in connection with this Agreement shall be resolved by the Parties through friendly negotiations and, if the negotiations fail, shall be submitted to China International Trade and Economic Arbitration Commission for arbitration according to its then effective rules. The arbitration shall be conducted in Shenzhen.

8.             MISCELLANEOUS

8.1          This Agreement shall become effective upon signature of the Parties.

8.2          Once this Agreement becomes effective and is under performance, the Parties may enter into a supplement regarding any issue not contemplated herein or any issue newly occurred during the performance of this Agreement. The supplement constitutes an integral part of this Agreement and has the same legal effect with this Agreement.

8.3          The terms of confidentiality, dispute resolution and liability for breach herein shall survive the rescission or termination of this Agreement.

8.4          Neither Party may assign any or all of its rights or obligations hereunder to any third party without the other Party’s prior written consent.

8.5          The invalidity of any term herein shall not impair the validity of any other irrelevant terms herein.

8.6          This Agreement is in two (2) original copies, each Party holding one (1) copy. The two (2) copies have the same legal effect.

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(Execution Page)

Party A: Giganology (Shenzhen) Ltd.

By:	/s/ Authorized Representative

(Affixed with common seal of the company)

Party B: Shenzhen Xunlei Networking Technologies Co., Ltd.

By:	/s/ Authorized Representative

(Affixed with common seal of the company)

[Schedule]

1.             The Parties agree that Party B shall pay service fee to Party A as consideration of the technical support and services provided by Party A under Article 1.1 of this Agreement as follows:

(1)           Basic Annual Fee

Party B shall pay Party A Renminbi [ ] Yuan (RMB[ ]) each year as the basic annual fee for the technical support and service hereunder, which shall be paid in four installments evenly in four quarters. Party B shall transfer Renminbi [ ] Yuan (RMB[ ]) to the bank account designated by Party A within fifteen (15) business days commencing from the first day of each quarter.

(2)           Floating Fee

In addition to the above mentioned basic annual fee, in each quarter Party B shall pay Party A a floating fee based on the specific situation of the technical support and services provided in that quarter. The floating fee shall be paid quarterly. The amount of the floating fee for each quarter shall be determined by the Parties after considering:

(i)            Quantity and qualification of the employees used by Party A for purpose of provision of technical support and services to Party B in such quarter;

(ii)           Time consumed by employees of Party A for purpose of provision of technical support and service to Party B in such quarter;

(iii)          All the inputs made by Party A for purpose of provision of technical support and service to Party B in such quarter; and

(iv)          Contents and value of the technical support and service provided by Party A in such quarter; and

(v)           Revenue of Party B.

2.             Party B shall provide Party A with all necessary financial materials for calculating the floating fee for each quarter within fifteen (15) days from the end of the quarter, and shall pay the floating fee to Party A within thirty (30) days from the end of each quarter. If Party A raises any issue in the financial materials provided by Party B, Party A may appoint a reputable independent accountant to audit such financial materials. Party B shall provide cooperation for conducting the audit, provided that the audit shall be conducted during normal business time and shall not interfere Party B’s normal business operation.

3.             If Party A believes that adjustment of the amount of service fee set forth in Section 1 of this Schedule is needed as a result of the change of circumstances, then Party B shall negotiate with Party A with active efforts and in good faith within seven (7) business days upon the issue of written notice for fee adjustment by Party A, so as to decide the new service fee payment standard or mechanism.

Supplemental Agreement to Exclusive Technology Support and Services Agreement

This SUPPLEMENTAL AGREEMENT TO EXCLUSIVE TECHNOLOGY SUPPORT AND SERVICE AGREEMENT (this “Supplemental Agreement”), dated November 15, 2006, is made in Shenzhen by and between:

Party A: Giganology (Shenzhen) Ltd., a wholly foreign owned enterprise established and existing in accordance with laws of the People’s Republic of China, with legal address located at 11th Floor, Shuguang Plaza, South District of High-tech Park, Nanshan District, Shenzhen, Guangdong, PRC;

And,

Party B: Shenzhen Xunlei Networking Technologies Co., Ltd., a limited liability company established and existing in accordance with laws of the People’s Republic of China, with legal address located at 11th Floor East, Shuguang Plaza, Ke Ji Nan Shi Er Road, Nanshan District, Shenzhen, Guangdong, PRC;

(Collectively, the “Parties”)

WHEREAS:

1.             Party A and Party B have entered into a certain Exclusive Technology Support and Service Agreement dated September 16, 2005 (the “Technology Support and Services Agreement”).

2.             Through friendly negotiations and adhering to principles of equality and mutual benefit, Party A and Party B agree to enter into this Supplemental Agreement to amend and supplement the Technology Support and Services Agreement.

The Parties hereby agree as follows:

1.             Article 7.2 of the Technology Support and Services Agreement shall be deleted and replaced in its entirety with the following:

“7.2        Any dispute arising from the execution, performance, termination or validity of this Agreement or in connection with this Agreement shall be resolved by both Parties through friendly negotiations and, if negations fail, shall be submitted to China International Trade and Economic Arbitration Commission South China Sub-commission (“CIETAC South China Sub-commission”) for arbitration according to its then effective rules and proceeding. The arbitration shall be conducted in Shenzhen. There will be one arbitrator who shall be appointed by the CIETAC South China Sub-commission according to above mentioned rules and proceeding. The arbitral award is final and binding upon the Parties. Unless otherwise provided by the arbitral award, the losing Party shall assume all the costs and expenses of arbitration and reimburse all the costs and expenses of arbitration incurred by the winning Party. If either Party needs to file a lawsuit for enforcement of the arbitral award, the losing Party shall reimburse the other Party for all reasonable expenses and legal fee so incurred by the other Party. During the period from the submission of dispute for arbitration to the rendering of arbitral award, both Parties shall continue to perform their obligations hereunder without prejudice to the final judgment made based on the aforesaid arbitral award.”

2.             The Schedule to the Technology Support and Services Agreement shall be all deleted, and replaced in its entirety with the following:

“Schedule

Party A and Party B agree that, Party B shall, according to the following provisions, pay Party A the service fee as consideration of the technical support and service provided by Party A to Party B set forth in the Article 1.1 hereof:

(1)           Party B shall pay twenty percent (20%) (“Percentage”) of its pre-tax operating profit (“Income”) as the technical service fee to Party A (“Service Fee”) during the term hereof. Both Parties agree to review and adjust the above mentioned Percentage every six months according to the business operation and income of Party B, to make it consistently reflect the commercial value of the technical service and actual circumstance. The Parties agree to make a confirmation letter regarding the adjusted Percentage, which shall be supplemental terms of this Agreement, and shall be deemed as an integral part of this Agreement.

(2)           Party B shall make one-off payment of the Service Fee to Party A each month (“Payment Period”). Within seven (7) business days following the end of each Payment Period, Party B shall provide a written report to Party A, specifying the duly calculated Income of Party B during the Payment Period and the corresponding amount of Service Fee to be paid.

(3)           Party B shall make payment to Party A within seven (7) business days upon its receipt of the Service Fee payment notice from Party A. All the amount payable by Party B shall be made in RMB to the bank account notified by Party A to Party B in writing from time to time.

If Party B fails to pay any amount due and payable hereunder, Party B shall pay Party A  default interest for its overdue payment of such amount. The default interest rate shall be the lending interest rate of the Shenzhen Branch of Bank of China for the same period. The calculation period starts from the date on which the amount is due and payable and ends on the date of its actual payment.

(4)           Party B shall provide Party A with an audited authentic and true statement regarding Party B’s Income and the payable amount of the Service Fee of the previous calendar year within sixty (60) days following the end of the previous calendar year. In the event that there is any inconsistency between such audited statement and the written report mentioned in above paragraph (2), then the Service Fee shall be adjusted in the next Payment Period.

(5)           Throughout the term hereof, Party A has the right to send its employees, or engage a registered accountant at its own cost, to audit Party B’s books and records, including without limitation the financial statements relating to the Income of Party B for the Payment Periods. Party B shall provide to Party A’s appointed employees or engaged registered accountant with all related materials, books, records, data and information, and shall provide necessary facility and support to such employee or accountant. The audit report prepared by Party A’s appointed employees or engaged accountant (“Audit Report”) shall be final and conclusive unless Party B raises any issue regarding such Audit Report within seven (7) days. Party A has the right to give Party B at anytime a payment notice regarding the outstanding amount of Service Fee specified in the Audit Report. Party B shall make corresponding payment for it in accordance with the above paragraph (3) within seven (7) business days following the receipt of the payment notice.

3.             This Supplemental Agreement shall become effective upon being signed by both Parties. As a supplement to the Technology Support and Services Agreement, this Supplemental Agreement shall have the same legal effect with the Technology Support and Service Agreement. If there is any inconsistency between this Supplemental Agreement and the Technology Support and Service Agreement, this Supplemental Agreement shall prevail. The Technology Support and Service Agreement shall be referred to and complied with where there is no any inconsistency.

4.             Any dispute arising from the execution, exercise, termination or validity of this Agreement or in connection with this Agreement shall be resolved by both Parties through friendly negotiations, failing which, shall be submitted to China International Trade and Economic Arbitration Commission South China Sub-commission (“CIETAC South China Sub-commission”) for arbitration according to its then effective rules and proceeding. The arbitration shall be conducted in Shenzhen. There is one arbitrator who shall be appointed by the CIETAC South China Sub-commission according to abovementioned rules and proceeding. The arbitral award is final and binding upon both Parties. Unless otherwise provided by the arbitral award, the losing Party shall assume all the costs and expenses of arbitration and reimburse all the costs and expenses of arbitration incurred by the winning Party. If either Party needs to file a lawsuit for enforcement of the arbitral award, the losing Party shall reimburse the other Party for all reasonable expenses and legal fee so incurred by the other Party. During the period from the submission of dispute for arbitration to the rendering of arbitral award, both Parties shall continue to perform their obligations hereunder without prejudice to the final judgment made based on the aforesaid arbitral award.

5.             This Supplemental Agreement has two (2) original copies, each Party holding one (1) copy. The two (2) copies have the same legal effect.

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(Execution Page)

Party A: Giganology (Shenzhen) Ltd.

By:	/s/ Authorized Representative

(Affixed with common seal of the company)

Party B: Shenzhen Xunlei Networking Technologies Co., Ltd.

By:	/s/ Authorized Representative

(Affixed with common seal of the company)

Second Supplemental Agreement to Exclusive Technology Support and Services Agreement

This Second Supplemental Agreement to Exclusive Technology Support and Services Agreement (this “Supplemental Agreement”), dated March 10, 2014, is made in Shenzhen by and between:

Party A: Giganology (Shenzhen) Ltd., a wholly foreign owned enterprise established under laws of the PRC, with registered address at Room 802, Building 11, Shenzhen Software Park, Central District of High-tech Park, Nanshan District, Shenzhen, Guangdong, PRC;

And

Party B: Shenzhen Xunlei Networking Technologies Co., Ltd., a limited liability company established under laws of the PRC, with registered address at 7th and 8th Floor, Building 11, Shenzhen Software Park,  Ke Ji Zhong Er Road, Nanshan District, Shenzhen, Guangdong, PRC.

(Collectively, the “Parties”)

WHEREAS:

(1)         The Parties have entered into an Exclusive Technology Support and Services Agreement on September 16, 2005 and a Supplemental Agreement to the Exclusive Technology Support and Services Agreement on November 15, 2006 (Collectively, the “Original Exclusive Technology Support and Services Agreement”);

(2)         The Parties through friendly negotiation and based on the principle of equality and mutual benefit, agree to enter into this Supplemental Agreement to amend and supplement the Original Exclusive Technology Support and Services Agreement.

The Parties hereby agree:

1.              To delete and replace Section 6.3 of the Original Exclusive Technology Support and Services Agreement with the following provision:

If either Party fails to perform this Agreement within the period of time provided hereunder and further fails to do so within the thirty (30)-day grace period granted by the other Party, the other Party shall be entitled to rescind this Agreement by giving a notice to the breaching Party. The notice of rescission shall become effective on the day of being given. During the term hereof, Party A has the right to terminate this Agreement by giving a thirty (30)-day written notice to Party B at any time.

2.              Unless otherwise stated in this Supplemental Agreement, the terms applied in this Supplemental Agreement have the same meaning as given to them in the Original Exclusive Technology Support and Services Agreement.

3.              This Supplemental Agreement becomes effective upon its execution by the Parties on the date first written above. This Supplemental Agreement is a supplement to the provisions in the Original Exclusive Technology Support and Services Agreement and shall have the same legal effect as the Original Exclusive Technology Support and Services Agreement. This Supplemental Agreement shall prevail should there be any conflict with the Original Exclusive Technology Support and Services Agreement.

4.              This Supplemental Agreement is executed in Chinese in two (2) counterparts with the same legal effect, each Party holding one counterpart.

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(Execution Page)

Party A:	/s/ Giganology (Shenzhen) Ltd.

Party B:	/s/ Shenzhen Xunlei Networking Technologies Co., Ltd.

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